                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS















IMMEDIATELY
-----------

Media:                                                     Investors:
-----                                                      ---------
Robert T. Grieves, SVP                                     John M. Roy, MD
(212) 635-1590                                             (212) 635-8005
Cary J. Giacalone, VP
(212) 635-1590


                  THE BANK OF NEW YORK COMPANY, INC. REPORTS
                   FIRST QUARTER DILUTED E.P.S. OF 50 CENTS
       QUARTER MARKED BY STABLE CREDIT COSTS AND STRONG EXPENSE CONTROL
            RETURN ON EQUITY OF 23.76%; RETURN ON ASSETS OF 1.84%

NEW YORK, N.Y., April 17, 2002 -- The Bank of New York Company, Inc. (NYSE:
BK) reports first quarter diluted earnings per share of 50 cents, compared with 52 cents earned in the first quarter of 2001 and 45 cents in the fourth quarter of 2001. Net income of $362 million for the first quarter was down from $384 million a year ago, but up from $331 million in the fourth quarter.
     Chairman and CEO Thomas A. Renyi stated, " As anticipated, activity in the global capital markets continued to be soft through the first quarter. In particular, global equity trading levels were disappointing reflecting in part a lack of investor confidence. Nonetheless, our diversified businesses performed quite well given the environment. We maintained our leading market share in securities servicing which positions us well to capture an increasing share of new business.

     "We continue to actively manage the Company for long-term growth as evidenced by progress on a number of significant objectives during the quarter. We further invested in our technology platform, improved our risk profile through the reallocation of capital away from loans and equity investments, and made key acquisitions in several business lines.
     "Full year earnings will be impacted by the lower starting point in the first quarter, but we remain confident that we will regain our growth trajectory as investor confidence is restored and the level of capital markets activity increases."
     In securities servicing, fee revenues were $448 million for the first quarter of 2002, up from $441 million in the fourth quarter. Private client services and asset management fees increased 6% from the fourth quarter of 2001 to $81 million in the first quarter of 2002. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 66% of total revenue in the first quarter, up from 65% on a normalized basis in the fourth quarter.
     Return on average common equity for the first quarter of 2002 was 23.76% compared with 20.42% and 25.92% in the fourth and first quarters of 2001, respectively. Return on average assets for the first quarter of 2002 was 1.84% compared with 1.53% and 2.03% in the fourth and first quarters of 2001, respectively.
     Fees from the Company's securities servicing businesses were $448 million for the first quarter compared with $458 million in the prior year. Corporate trust was a strong performer in the quarter, benefiting from strong fixed-income issuances in the corporate, structured, and municipal markets. Global liquidity services benefited from continued low interest rates, which drove demand for money market products. Fees were disappointing in the equity-linked businesses such as depositary receipts ("DRs"), global execution services and clearing services reflecting the slowdown in global capital markets activity. The Company's DR business continued to maintain a strong market share, winning 66% of all new public listings, but new capital raisings were scarce in the first quarter despite a strong backlog of mandates. During the quarter the Company made several notable but small acquisitions to broaden its global execution and clearing product line, positioning the Company for enhanced growth as the equity markets recover.
The Company continues to be the world's leading custodian with assets of $6.9 trillion, including $1.9 trillion of cross-border custody assets.
     Private client services and asset management fees were $81 million for the quarter, up 3% from $79 million in the first quarter of 2001, resulting from improved market valuations, continued strong flows into alternative investment funds and demand for the Company's retail investment products.
     Global payment services fees increased 6% to $73 million from $69 million in last year's first quarter. Growth was led by cash management and funds transfer fees which were up 9% for the first quarter of 2002 compared to last year's first quarter. The increase reflects customers electing to pay for services in fees rather than maintaining higher compensating balances in a declining rate environment. Trade related services were lower, reflecting a decline in global trade due to weakness in many economies around the world.
     Foreign exchange and other trading revenues were lower in the first quarter of 2002, totaling $63 million compared to $78 million and $83 million in the fourth quarter and first quarter of 2001, respectively. Foreign exchange revenues were negatively impacted by a lower volume of client activity, narrow spreads and decreased volatility. Within other trading revenues, a decrease in interest rate hedging and risk management business reflects lower activity levels than last year's record pace.
     Net interest income on a taxable equivalent basis for the first quarter decreased to $425 million from $441 million in the first quarter of 2001.
     The provision for credit losses was $35 million in the first quarter of 2002 as credit costs stabilized. As part of its previously announced program to reallocate capital away from corporate lending and equity investing, the

Company has made significant reductions in its corporate loan commitments.
The Company created an accelerated loan disposition program in the fourth quarter of 2001 for $758 million emerging telecom exposures with outstandings of $488 million. At March 31, 2002, exposure had been reduced to $261 million with related outstandings of $60 million. This action proved to be timely and contributed to stabilized credit costs in the first quarter.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.46% and 12.61% at March 31, 2002, compared with 8.11% and 11.57% at December 31, 2001, and 8.39% and 12.51% at March 31, 2001. The leverage ratio was 7.17% at March 31, 2002, compared with 6.70% at December 31, 2001, and 7.41% one year ago. The Company's tangible common equity as a percentage of total assets was 5.51% at March 31, 2002, compared with 5.36% at December 31, 2001, and 5.87% at March 31, 2001. In the first quarter of 2002, the Company repurchased 5 million shares under its common stock repurchase programs.

NONINTEREST INCOME

                                            1st      4th      1st
                                          Quarter  Quarter  Quarter
                                          -------  -------  -------
(In millions)                              2002     2001     2001
                                           ----     ----     ----
Servicing Fees
  Securities                               $448   $  441     $458
  Global Payment Services                    73       72       69
                                           ----   ------     ----
                                            521      513      527
Private Client Services and
 Asset Management Fees                       81       76       79
Service Charges and Fees                     83       89       90
Foreign Exchange and
 Other Trading Activities                    63       78       83
Securities Gains                             31       40       45
Other                                        31      208       34
                                           ----   ------     ----
Total Noninterest Income                   $810   $1,004     $858
                                           ====   ======     ====

     Total noninterest income was $810 million compared with $858 million in last year's first quarter. Securities servicing fees were $448 million compared with $458 million a year ago. Global payment services fees for the quarter were $73 million, up 6% from $69 million a year ago. Fees from private client services and asset management were $81 million, up 3% from the first quarter of 2001. Service charges and fees were $83 million, compared to $89 million and $90 million in the fourth quarter and first quarter of 2001, respectively. This reflects lower loan syndication and capital markets fees from slow market activity and the Company's plan to reduce corporate loan commitments. Securities gains were $31 million, which compares to $40 million in the fourth quarter of 2001 and $45 million a year ago reflecting the Company's capital allocation initiatives. Other income was $31 million compared to $208 million in the fourth quarter of 2001, when the Company recognized insurance recoveries of $175 million relating to the World Trade Center ("WTC") disaster, and $34 million a year ago.

NET INTEREST INCOME


                             1st              4th                1st
                           Quarter          Quarter            Quarter
                           -------    --------------------     -------
                                        2001       2001
(Dollars in millions on     2002      Reported  Normalized       2001
 a tax equivalent basis)    ----      --------------------       ----

Net Interest Income         $425        $452       $452          $441
Net Interest Rate
 Spread                     2.30%       2.15%      2.27%         1.79%
Net Yield on Interest
 Earning Assets             2.63        2.55       2.70          2.75


     Net interest income on a taxable equivalent basis was $425 million in the first quarter of 2002 compared with $452 million in the fourth quarter of 2001 and $441 million in the first quarter of 2001. The net interest rate spread was 2.30% in the first quarter of 2002, compared with 2.15% in the fourth quarter of 2001 and 1.79% one year ago. The net yield on interest earning assets was 2.63% compared with 2.55% in the fourth quarter of 2001 and 2.75% in last year's first quarter.
     The decline from the fourth quarter in net interest income is primarily due to several factors, including: a repositioning for a rising rate environment; reduced broker/dealer activity in the first quarter; compression on spreads from low cost core deposits; and fewer days in the quarter. In addition, the Company continued to reduce its investment in loans, increasing its investment in highly rated securities.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the first quarter of 2002 improved to $641 million, versus $667 million in the fourth quarter of 2001 and $653 million in the first quarter of 2001. As a result of applying a new accounting pronouncement related to goodwill and intangibles, amortization in the first quarter of 2002 declined to $2 million compared with $29 million in the fourth and first quarters of 2001. Excluding the effect of the change in goodwill amortization, expenses were essentially flat compared with the prior quarter. Management's expectation of continued weakness in capital markets activity resulted in strict control of operating expenses in the first quarter, including staffing and related expenses. These actions helped to offset higher costs related to acquisitions and technology spending.
     The efficiency ratio for the first quarter of 2002 was 53.3% compared with 53.7% on a normalized basis in the fourth quarter of 2001 and 51.9% in the first quarter of 2001.
     The effective tax rate for the first quarter of 2002 was 33.7% compared with 33.8% in the fourth quarter of 2001 and 36.1% in the first quarter a year ago. The decline in the rate from a year ago reflects an increase in tax credits and fewer nondeductible expenses.

NONPERFORMING ASSETS

                                                                   Change
                                                                 3/31/02 vs.
(Dollars in millions)                 3/31/02      12/31/01       12/31/01
                                     --------      --------       --------
Category of Loans:
     Other Commercial                  $187          $138            $49
     Foreign                             67            64              3
     Regional Commercial                 20            18              2
                                       ----          ----            ---
  Total Nonperforming Loans             274           220             54
Other Real Estate                         1             2             (1)
                                       ----          ----            ---
        Total Nonperforming Assets     $275          $222            $53
                                       ====          ====            ===

Nonperforming Assets Ratio              0.8%          0.6%
Allowance/Nonperforming Loans         225.1         280.0
Allowance/Nonperforming Assets        223.8         277.6


     Nonperforming assets totaled $275 million at March 31, 2002, compared with $222 million at December 31, 2001. The increase in nonperforming loans primarily reflects a loan to a major retailer which became nonperforming in the first quarter of 2002.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  1st          4th          1st
                                Quarter      Quarter      Quarter
                                -------      -------      -------
(In millions)                     2002         2001        2001
                                  ----         ----        ----
Provision                         $ 35         $275        $ 30
                                  ====         ====        ====
Net (Charge-offs)/Recoveries:
  Other Commercial                $(30)       $(253)       $(28)
  Consumer                          (6)          (5)         (2)
  Foreign                            1          (12)          -
  Other                              -           (5)          -
                                  -----       ------       -----
     Total                        $(35)       $(275)       $(30)
                                  =====       ======       =====

Other Real Estate Expenses        $  -         $  -        $  2


     The allowance for credit losses was $616 million, or 1.74% of loans at March 31, 2002, compared with $616 million, or 1.72% of loans at

December 31, 2001, and $616 million, or 1.66% of loans at March 31, 2001. The ratio of the allowance to nonperforming assets was 223.8% at March 31, 2002, compared with 277.6% at December 31, 2001, and 295.7% at March 31, 2001.

WORLD TRADE CENTER DISASTER

     The Company expects to begin reoccupying two major facilities disabled by the WTC disaster later in the second quarter of 2002. In the meantime, the Company continues to operate from several interim facilities in Manhattan. During the first quarter of 2002, the Company incurred $23 million in expenses associated with these interim arrangements that were netted against an offsetting insurance recovery. The Company believes these expenses are recoverable under the terms of its all-risk insurance policy.

ADDITIONAL INFORMATION

     A pre-recorded call with Bruce W. Van Saun, senior executive vice president and chief financial officer, reviewing the quarterly results can be accessed domestically at (800)570-8795 and internationally at (402)220-2264. The call will be available through 5:00 p.m. EDT on Tuesday, April 23, 2002. The call may include forward looking statements. See "Forward Looking Statements" below.
     The Bank of New York Company, Inc.(NYSE: BK), is a financial holding company with total assets of over $76 billion as of March 31, 2002. The Company provides a complete range of banking and other financial services to corporations and individuals worldwide through its basic businesses, namely, Securities Servicing and Global Payment Services, Corporate Banking, BNY Asset Management and Private Client Services, Retail Banking, and Global Market Services. Additional information on the Company is available at www.bankofny.com.
                          ***************************

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, the effects of capital reallocation, inaccuracies in management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2001 Form 10-K which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached. Accounting Change - In the fourth quarter of 2001, the Company reclassified Company-Obligated Mandatory Redeemable Preferred Trust Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures to Long-Term Debt. Prior periods have been restated. Normalized data excludes the impact of the $175 million insurance recovery in the fourth quarter of 2001 and adjusts certain average balance sheet categories for the impact of the WTC disaster.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2002       2001      Change
                                                   ----       ----      ------
For the Three Months Ended March 31:
------------------------------------
  Net Income                                    $   362    $   384      (5.9)%
    Per Common Share:
      Basic                                     $  0.50    $  0.53      (5.7)
      Diluted                                      0.50       0.52      (3.8)
      Cash Dividends Paid                          0.19       0.18       5.6

  Return on Average Common Shareholders'
      Equity                                      23.76%     25.92%
  Return on Average Assets                         1.84       2.03




As of March 31:
---------------

  Assets                                        $76,779    $73,073       5.1%
  Loans                                          35,433     37,124      (4.6)
  Securities                                     13,670      6,815     100.6
  Deposits - Domestic                            29,217     26,188      11.6
           - Foreign                             24,458     24,726      (1.1)
  Long-Term Debt                                  5,271      4,508      16.9
  Common Shareholders' Equity                     6,354      6,054       5.0

  Common Shareholders' Equity Per Share            8.73       8.22       6.2
  Market Value Per Share of Common Stock          42.02      49.24     (14.7)

  Allowance for Credit Losses as a Percent
    of Loans                                       1.74%      1.66%
  Tier 1 Capital Ratio                             8.46       8.39
  Total Capital Ratio                             12.61      12.51
  Leverage Ratio                                   7.17       7.41
  Tangible Common Equity Ratio                     5.51       5.87


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three
                                                                months ended
                                                                  March 31,

                                                              2002        2001
                                                              ----        ----
Interest Income
---------------
Loans                                                        $ 383       $ 676
Securities
  Taxable                                                      141          78
  Exempt from Federal Income Taxes                              16          17
                                                             -----       -----
                                                               157          95
Deposits in Banks                                               35          70
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                        14          51
Trading Assets                                                  73         141
                                                             -----       -----
    Total Interest Income                                      662       1,033
                                                             -----       -----
Interest Expense
----------------
Deposits                                                       161         463
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                                     8          32
Other Borrowed Funds                                            28          31
Long-Term Debt                                                  53          80
                                                             -----       -----
    Total Interest Expense                                     250         606
                                                             -----       -----
Net Interest Income                                            412         427
-------------------
Provision for Credit Losses                                     35          30
                                                             -----       -----
Net Interest Income After Provision for
 Credit Losses                                                 377         397
                                                             -----       -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    448         458
 Global Payment Services                                        73          69
                                                             -----       -----
                                                               521         527
Private Client Services and
 Asset Management Fees                                          81          79
Service Charges and Fees                                        83          90
Foreign Exchange and Other Trading Activities                   63          83
Securities Gains                                                31          45
Other                                                           31          34
                                                             -----       -----
    Total Noninterest Income                                   810         858
                                                             -----       -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 384         394
Net Occupancy                                                   49          50
Furniture and Equipment                                         34          30
Other                                                          174         179
                                                             -----       -----
    Total Noninterest Expense                                  641         653
                                                             -----       -----
Income Before Income Taxes                                     546         602
Income Taxes                                                   184         218
                                                             -----       -----
Net Income                                                   $ 362       $ 384
----------                                                   =====       =====

Per Common Share Data:
----------------------
   Basic Earnings                                            $0.50       $0.53
   Diluted Earnings                                           0.50        0.52
   Cash Dividends Paid                                        0.19        0.18
Diluted Shares Outstanding                                     730         743


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            March 31,        December 31,
                                                              2002                2001
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,788             $ 3,222
Interest-Bearing Deposits in Banks                           4,532               6,619
Securities:
  Held-to-Maturity                                           1,233               1,211
  Available-for-Sale                                        12,437              11,651
                                                           -------             -------
    Total Securities                                        13,670              12,862
Trading Assets at Fair Value                                 8,357               8,270
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                     2,026               4,795
Loans (less allowance for credit losses of $616 in 2002
 and 2001)                                                  34,817              35,131
Premises and Equipment                                       1,053                 992
Due from Customers on Acceptances                              602                 313
Accrued Interest Receivable                                    256                 236
Goodwill                                                     2,198               2,065
Intangible Assets                                               50                  19
Other Assets                                                 5,430               6,501
                                                           -------             -------
     Total Assets                                          $76,779             $81,025
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $11,404             $12,635
 Interest-Bearing
   Domestic Offices                                         18,134              16,553
   Foreign Offices                                          24,137              26,523
                                                           -------             -------
     Total Deposits                                         53,675              55,711
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                            1,687               1,756
Trading Liabilities                                          2,002               2,264
Other Borrowed Funds                                         1,577               2,363
Acceptances Outstanding                                        604                 358
Accrued Taxes and Other Expenses                             3,840               3,766
Accrued Interest Payable                                        71                  92
Other Liabilities                                            1,698               3,422
Long-Term Debt                                               5,271               4,976
                                                           -------             -------
     Total Liabilities                                      70,425              74,708
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,500 shares
  in 2002 and 2001                                               -                   -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  992,958,016 shares in 2002 and
  990,773,101 shares in 2001                                 7,447               7,431
 Additional Capital                                            784                 741
 Retained Earnings                                           4,608               4,383
 Accumulated Other Comprehensive Income                          6                  80
                                                           -------             -------
                                                            12,845              12,635
 Less: Treasury Stock (264,110,599 shares in 2002
        and 260,449,527 shares in 2001), at cost             6,485               6,312
       Loan to ESOP (823,810 shares in 2002
        and 2001), at cost                                       6                   6
                                                           -------             -------
     Total Shareholders' Equity                              6,354               6,317
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $76,779             $81,025
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months               For the three months
                                            ended March 31, 2002               ended March 31, 2001
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,221       $  35       2.72%    $ 5,833       $  70      4.85%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,308          14       1.75       3,731          51      5.54
Loans
 Domestic Offices                       19,355         245       5.14      19,116         338      7.18
 Foreign Offices                        16,175         138       3.46      19,111         338      7.17
                                       -------       -----                -------       -----
   Total Loans                          35,530         383       4.38      38,227         676      7.18
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               804          11       5.34       1,275          18      5.73
 U.S. Government Agency Obligations      2,894          42       5.80       1,794          31      6.78
 Obligations of States and
  Political Subdivisions                   567           9       6.59         682          13      7.91
 Other Securities                        8,524         108       5.04       3,275          47      5.81
 Trading Securities                      8,751          73       3.39      10,193         141      5.60
                                       -------       -----                -------       -----
   Total Securities                     21,540         243       4.52      17,219         250      5.87
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,599         675       4.17%     65,010       1,047      6.53%
                                                     -----                              -----
Allowance for Credit Losses               (616)                              (614)
Cash and Due from Banks                  2,640                              2,632
Other Assets                            11,984                              9,653
                                       -------                            -------
   TOTAL ASSETS                        $79,607                            $76,681
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,920       $  23       1.36%    $ 6,204       $  71      4.61%
 Savings                                 8,057          25       1.27       7,493          49      2.65
 Certificates of Deposit
  $100,000 & Over                          498           4       3.35         407           6      6.19
 Other Time Deposits                     1,603          10       2.50       1,905          24      4.96
 Foreign Offices                        25,176          99       1.58      26,814         313      4.74
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,254         161       1.54      42,823         463      4.38
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,105           8       1.46       2,473          32      5.22
Other Borrowed Funds                     4,740          28       2.45       2,029          31      6.26
Long-Term Debt                           5,026          53       4.25       4,518          80      7.15
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    54,125         250       1.87%     51,843         606      4.74%
                                                     -----                              -----
Noninterest-Bearing Deposits            10,126                             11,010
Other Liabilities                        9,178                              7,811
Preferred Stock                              -                                  1
Common Shareholders' Equity              6,178                              6,016
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $79,607                            $76,681
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 425       2.30%                  $ 441      1.79%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.63%                             2.75%
                                                                 ====                              ====